Exhibit 10.1

Sale Agreement

Party A：Wang, Wenkai

Party B：Tonghua Linyuan Grape Planting Co., Ltd.
Address：Qingshi Town, Ji’an City
Legal person：Sun, Hui

Party A, Mr. Wang, Wenkai, who engaged in wine sale business in Tonghua City for many years, determines to acquire Party B because of its equipment and the free plant. After full discussion and consultation by both parties, Party B agreed to implement sale of whole assets and debts of Tonghua Linyuan to party A for zero. The followings are mutually agreed：

1. Both parties agreed that Party A obtains the ownership of the machinery and equipment of Party B and Party A has the use rights of the plant of Party B for free. Meanwhile, Party B shall bear the debt of $ 2 million from the Party A.

2. Anything not covered in this agreement will be discussed separately by both parties in an additional agreement which has the same legal force and effect with this agreement.

3. This agreement is effective upon signature and stamp of both parties

Party A：/s/ Wang, Wenkai	Party B：/s/ Tonghua Linyuan

Date: June 30, 2013	Date: June 30, 2013